As filed with the U.S. Securities and Exchange Commission on September 29, 2025

Registration No. 333-288551

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OFF THE HOOK YS INC.
(Exact name of registrant as specified in its charter)

Nevada	3730	33-2636992
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1701 Jel Wade Dr,
Wilmington,
NC 28401

Tel: (910) 772-9277

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian S John

Chief Executive Officer

Off the Hook YS Inc.

1701 Jel Wade Dr,
Wilmington,
NC 28401

Tel: (910) 772-9277

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq. Soyoung Lee, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Telephone: (732) 395-4402	Gregory Sichenzia, Esq. Arthur S. Marcus, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

Off The Hook YS Inc. is filing this Amendment No. 5 to its Registration Statement on Form S-1 (File No. 333-288551) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1**	Articles of Incorporation, dated January 3, 2025
3.2**	Bylaws
5.1	Opinion of Lucosky Brookman LLP
10.1**	Lease Agreement for Wilmington headquarters, dated September 4, 2024
10.2**	Lease Modification Agreement for Wilmington headquarters, dated January 10, 2025
10.3#**	Employment Agreement, dated May 9, 2025 with Jason Ruegg
10.4#**	Employment Agreement, dated May 9, 2025 with Brian John
10.5#**	Employment Agreement, dated May 9, 2025 with Chad Corbin
10.6#**	Employment Agreement, dated May 9, 2025 with Blake Phillips
10.7**	Stock Purchase Agreement between stockholders of Off the Hook Florida, Off the Hook Yacht Sales North Carolina and Azure Funding LLC and OTH Simon Marin YF LLC dated December 6, 2024
10.8**	Amended and Restated Agreement for the Purchase and Sale of Capital Stock between OTH Owners and Off The Hook Acquisition Corp, dated July 3, 2025
10.9**	Red Oak Inventory Finance Agreement dated October 31, 2024
10.10**	Personal Guarantee by Jason Ruegg
10.11☐**	Master Services Agreement between Off The Hook YS Inc. and NexGen AI, dated February 25, 2025.
10.12**	Loan Agreement between Off The Hook YS Inc. and Dan and Diane Ruegg, dated July 22, 2019.
10.13**	Loan Agreement between Off The Hook YS Inc. and Tom Ruegg, dated February 23, 2023.
10.14☐**	Authorized Dealer Agreement, between Off the Hook Yacht Sales NC, LLC and Yellowfin Yachts LLC, dated May 5, 2025
10.15**	Nor-Tech Hi-Performance Boats Sales & Dealership Agreement, between Off the Hook Yacht Sales NC, LLC and NT Manufacturing, LLC, dated April 25, 2025
10.16#**	2025 Equity Incentive Plan
14.1**	Code of Conduct
21.1**	List of Subsidiaries of the Registrant
23.1**	Consent of M&K CPAs PLLC, Independent Registered Public Accounting Firm
24.1**	Power of Attorney (included on the signature page of this initial Registration Statement)
99.1**	Compensation Committee Charter
99.2**	Nominating and Corporate Governance Committee Charter
99.3**	Audit Committee Charter
99.4**	Whistleblower Policy
107**	Filing Fee Table

**	Filed previously
#	Indicates a contract, compensatory plan or arrangement to which a director or executive officer is a party or in which one or more directors or executive officers are eligible to participate.
☐	Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S- K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida, on September 29, 2025.

OFF THE HOOK YS INC.

By:	/s/ Brian S. John
Brian S. John
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian S. John	Chief Executive Officer and Director	September 29, 2025
Brian S. John

/s/ Chad Corbin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 29, 2025
Chad Corbin

/s/ Jason Ruegg	Founder, President and Chairman of the Board	September 29, 2025
Jason Ruegg

/s/ Mike Kosloske	Director	September 29, 2025
Mike Kosloske

/s/ Mary Reynolds	Director	September 29, 2025
Mary Reynolds

/s/ Jim Segrave	Director	September 29, 2025
Jim Segrave

/s/ George Jousma	Director	September 29, 2025
George Jousma

/s/ Andrew Simmons	Executive Vice President and Director	September 29, 2025
Andrew Simmons

/s/ Robert Gonnelli	Director	September 29, 2025
Robert Gonnelli